Exhibit 10.8
AFFILIATED COMPUTER SERVICES, INC.
CLASS A COMMON STOCK
NOTICE OF NONSTATNTORY STOCK OPTION GRANT
WITHIN SWITZERLAND (CANTON OF FRIBOURG) TO
[___]

     You have been granted an option to purchase Class A Common Stock of Affiliated Computer Services, Inc. (the “Company”) as follows:

Option Number	[___]

Date of Grant	[___]

Number of Shares	[___]

Option Price Per Share	[$___]

Term/Expiration Date	Earlier of 10 years from the Date of Grant or 90 days of termination of employment for any reason

Vesting Schedule	60% as of the date that is three years after the Date of Grant, and 20% annually on each anniversary of the Date of Grant thereafter, or earlier in certain events as expressly provided in the Stock Option Agreement and 1997 Stock Incentive Plan.

Exercise Schedule	Options may be exercised on or after the date of vesting and until the expiration date.
By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement and the Company’s 1997 Stock Incentive Plan attached hereto as Exhibit “A” and Exhibit “B”, respectively and made a part of this document.

AFFILIATED COMPUTER SERVICES, INC.		OPTIONEE:

BY:

	WILLIAM L. DECKELMAN, JR.	[___]
EXECUTIVE VICE PRESIDENT
& GENERAL COUNSEL

EXHIBIT “A”
AFFILIATED COMPUTER SERVICES, INC.
STOCK OPTION AGREEMENT FOR SWITZERLAND (CANTON OF FRIBOURG)
     THIS STOCK OPTION AGREEMENT (this “Agreement”), effective as of the date of the Notice of Grant (as hereinafter defined) to which it is attached shall, along with the Plan (as hereafter defined), govern the terms of the Notice of Grant by and between Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), and the Optionee identified in the Notice of Grant (“Optionee”). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Plan.
WITNESSETH
     WHEREAS, the Company has adopted the Affiliated Computer Services 1997 Stock Incentive Plan (the “Plan”), which provides for the grant of stock options to certain selected Non-Employee Directors, Employees and consultants of the Company or its subsidiaries with respect to shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”);
     WHEREAS, the stock options provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
     WHEREAS, the Company has selected Optionee to participate in the Plan and desires to award to Optionee the stock option described in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, as an inducement to Optionee to continue as a director, employee or consultant of the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement, the Plan (which Plan is incorporated herein by reference), and the Notice of Nonstatutory Stock Option Grant dated as of the date of this Agreement (the “Notice of Grant”), an option (the “Option”) to acquire a total number of shares of Common Stock (the “Shares”) as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant, such grant to be effective as of the date of grant designated in the Notice of Grant (the “Award Date”). The Shares of Common Stock subject to the Option shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”) and shall be exercisable in accordance with the exercise schedule set forth in the Notice of Grant (the “Exercise Schedule”).
     2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule and with the provisions of Section 9 of the Plan as follows:
Affiliated Computer Services, Inc.
Stock Option Agreement (Switzerland)

          (i) Right to Exercise.
               (a) The Option may not be exercised for a fraction of share.
               (b) In the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 9 and 10 of the Plan, subject to the limitation contained in subsections (c), (d), and (d) of this Section 2(i).
               (c) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Notice of Grant.
               (d) The Option may be exercised only with respect to the vested portion thereof in accordance with the Notice of Grant.
               (e) Upon the Optionee’s termination of employment for any reason, the Option may be exercised only (i) with respect to the portion of the Option that was vested upon the Optionee’s termination of employment and (ii) for a period of 90 days after the Optionee’s termination of employment.
          (ii) Mandatory Cashless Sell-All Method of Exercise. The Option shall be exercisable by written notice, which notice shall state Optionee’s election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Option may only be exercised by means of the cashless sell-all method. Upon exercise, the Company (or its broker) shall sell all of the Shares in respect of which the Option is being exercised and shall remit to the Optionee the sale proceeds of such sale less (i) the exercise price, (ii) an amount sufficient to satisfy the Company’s income tax withholding duties, if any, (iii) an amount sufficient to satisfy Optionee’s social insurance contributions, and (iv) brokerage fees relating to the sale. The written notice shall be accompanied by authorization for the Company (or its broker) to sell all of the Shares in respect of which the Option is being exercised and to withhold from such sale proceeds (i) the exercise price, (ii) an amount sufficient to satisfy the Company’s income tax withholding duties, if any, and (iii) an amount sufficient to satisfy Optionee’s social insurance contributions, together with such other documents as may be required by the Company (or its broker) to effect such sale and disposition of sale proceeds. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and such other documents as may be required by the Company (or its broker) to effect the cashless sell-all exercise.
     3. Method of Payment. Payment of the exercise price shall be made in cash or, as determined by the Administrator, in accordance with the terms and conditions of the Plan, including by check, promissory note or other Shares which (x) in the case of Shares acquired upon exercise of an Option, either have been owned by Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, or in any combination of cash and Shares having an aggregate Fair Market Value equal to such exercise price. No Shares may be issued by the Company until Optionee makes full payment to the Company of the applicable exercise price.
Affiliated Computer Services, Inc.
Stock Option Agreement (Switzerland)

     4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     5. Termination of Employment. In the event of termination of Optionee’s consulting relationship or Continuous Status as an Employee with, or status as a Non-Employee Director of, the Company, subject to Section 7 of this Agreement, the Option may be exercised only as, and within the time periods, provided in the Plan.
     6. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, according and subject to its terms, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested at the date of death. To the extent the Option was not vested at the date of death, the unvested portion of the Option shall automatically terminate.
     7. Termination for Cause. Notwithstanding Sections 5 and 6 of this Agreement, if Optionee’s consulting relationship or Continuous Status as an Employee or a Non-Employee Director is terminated by the Company for Cause, Optionee shall forfeit the Option in its entirety, whether vested or unvested. For purposes of this Section 7, an Optionee shall be deemed to have been terminated for Cause if the Optionee fails to satisfactorily perform his or her assigned duties or commits an act of gross negligence or willful misconduct, including, but not limited to, a dereliction of duty or the committing of and conviction for a crime involving breach of fiduciary duty to an employer, a felony or a crime involving moral turpitude.
     8. Vesting of Option Upon Change of Control. If the Company undergoes a Change of Control, the Option, whether or not vested at such time, shall become fully and completely vested and exercisable, effective the day immediately prior to such Change of Control. For purposes of the preceding sentence, a “Change of Control” shall have occurred if the Company is merged, consolidated, or reorganized into or with another person, entity, or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity, or group of entities under common control and as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction.
     9. Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Option and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.
Affiliated Computer Services, Inc.
Stock Option Agreement (Switzerland)

     10. Term of Option. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. The limitations set out in Section 7 of the Plan regarding Options granted to more than ten percent (10%) stockholders shall apply to the Option.
     11. U.S. Prospectus. The Optionee acknowledges receipt of a copy of the prospectus relating to the offering of securities registered with the U.S. Securities and Exchange Commission of form S-8, which prospectus includes a Swiss prospectus supplement and a brief summary as of the date of this Agreement of some of the federal and cantonal tax consequences of exercise of the Option and the disposition of the Shares.
     SUCH TAX SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
     12. Consent to Transfer Personal Data. By signing below, the Optionee voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. The Optionee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Optionee’s ability to participate in the Plan. The Company, its subsidiaries and Optionee’s employer hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing your consent may affect your ability to participate in the Plan.
     13. Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. Optionee acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of stock options under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the
Affiliated Computer Services, Inc.
Stock Option Agreement (Switzerland)

timing of any grant, the number of options, vesting provisions, and the exercise price.
     14. Termination Indemnities. The Optionee’s participation in the Plan is voluntary. The value of the Company stock option is an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any. As such, the stock option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments. Rather, the awarding of a stock option to you under the Plan represents a mere investment opportunity.
     15. Receipt of Plan; Understanding of Terms. Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement and the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions relating to the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.
Affiliated Computer Services, Inc.
Stock Option Agreement (Switzerland)

EXHIBIT “B”
AFFILIATED COMPUTER SERVICES, INC.
1997 STOCK INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option. Stock purchase rights, stock appreciation rights, deferred stock, dividend equivalents and restricted stock may also be granted under the Plan. It is intended that certain Performance Based Grants made to “covered employees” (as defined in Code Section 162(m)(3)) will qualify as performance based compensation under Code Section 162(m)(4)(C), and the pertinent provisions of the Plan shall be interpreted accordingly.
     2. Definitions. As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan, acting pursuant to Section 4(a) of the Plan at the time in question.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means a committee or committees appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.
     (e) “Common Stock” means the Class A Common Stock of the Company, provided that if the Company’s certificate of incorporation is amended after the date hereof to reclassify any shares of the Company’s stock, “Common Stock” shall include any shares reclassified as Class A Common Stock or any other class of common stock of the Company.
     (f) “Company” means Affiliated Computer Services, Inc., a Delaware corporation.
     (g) “Consultant” means a member of any advisory board of the Company or any Parent or Subsidiary and any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services; provided that the term Consultant shall not include directors who are paid only a director’s fee by the Company, except if such director is a member of any advisory board of the Company or any Parent or Subsidiary.
     (h) “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 1 of 16

     (i) “Deferred Stock” means a grant of Shares to be issued at a deferred date pursuant to Section 15(a) below.
     (j) “Dividend Equivalent” means a grant of rights described in Section 15(b) below.
     (k) “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or a national market system including, without limitation, the New York Stock Exchange (“NYSE”) its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;
     (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or
     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator based upon the book value of the Company (or such other valuation method as is deemed appropriate by the Administrator).
     (n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
     (o) “Non-Employee Director” means a director of the Company who is not an Employee.
     (p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (q) “Option” means a stock option granted pursuant to the Plan.
     (r) “Optioned Stock” means the Common Stock subject to an Option.
     (s) “Optionee” means an Employee or Consultant who receives an Option.
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 2 of 16

     (t) “Parent” means, for purposes of issuance of Incentive Stock Options under the Plan, a “parent corporation,” whether now or hereafter existing, as defined in Section 425(e) of the Code.
     (u) “Performance Based Grant” means an Option or Stock Appreciation Right granted to a “covered employee” (as defined in Code Section 162(m)(3)) that the Administrator designates as a “Performance Based Grant.” Provided, that nothing in the Plan shall be construed to prevent the issuance of Options or other rights to such “covered employees” that are not Performance Based Grants if the Administrator so elects.
     (v) “Plan” means this 1997 Stock Plan, as amended.
     (w) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan or a Restricted Stock Grant pursuant to Section 14 of the Plan.
     (x) “Severance Agreement” means a severance agreement or arrangement between the Company and any executive officer of the Company.
     (y) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.
     (z) “Stock Appreciation Right” means an award of a right to benefit from the appreciation of Common Stock granted pursuant to Section 13 of the Plan.
     (aa) “Subsidiary” means, for purposes of issuance of Incentive Stock Options under the Plan, a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 425(f) of the Code.
     3. Stock Subject to the Plan. The maximum aggregate number of Shares which may be optioned, sold, granted, or otherwise issued under the Plan shall initially be 3,675,000, which amount may, at the discretion of the Board, be increased from time to time to a number such that the sum of (a) the number of shares of Common Stock covered by then outstanding options granted pursuant to the Company’s 1988 Stock Option Plan and held by current employees and consultants, as defined in such plan, (b) the number of shares of Common Stock covered by their outstanding options granted pursuant to this Plan and held by current Employees, Consultants and Non-Employee Directors, and (c) the number of shares of Common Stock available for issuance pursuant to options to be granted pursuant to this Plan equals 12.8% of the total number of Shares of Common Stock of the Company and shares of any other class of common stock of the Company outstanding from time to time; provided however, subject to adjustment under Section 17 of the Plan, the number of Shares which may be optioned, sold, granted, or otherwise issued under the Plan shall never be less than 3,675,000. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to adjustment under Section 17 of the Plan, no more than 3,675,000 Shares will be available for the granting of Incentive Stock Options under the Plan.
     If an Option should expire or become unexercisable for any reason without having been exercised in full, or other rights to Shares granted under the Plan should lapse or be forfeited, the unpurchased,
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 3 of 16

unissued or forfeited Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.
     4. Administration of the Plan.
     (a) Procedure.
     (i) Administration with Respect to Directors and Officers. With respect to grants of Options, Stock Purchase Rights and other rights and awards hereunder to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto (“Rule 16b-3”) with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. With respect to grants to Non-Employee Directors under the Plan, the Plan shall be administered by the Board in accordance with Rule 16b-3, provided that no Non-Employee Director shall vote on any decision affecting his individual benefits under the Plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Notwithstanding the foregoing, with respect to Performance Based Grants to any “covered employee” (as defined in Code Section 162(m)), the Plan shall be administered by a Committee of the Board comprised solely of two or more outside directors (as defined in Code Section 162(m)(4)(C)). From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.
     (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.
     (iii) Administration with Respect to Consultants and Other Employees. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws and of the Code (the “Applicable Laws”). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 4 of 16

     (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
     (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;
     (ii) to select the Consultants, Employees and Non-Employee Directors to whom Options and Stock Purchase Rights may from time to time be granted hereunder;
     (iii) to determine whether and to what extent Options, Stock Purchase Rights and other rights, or any combination thereof, are granted hereunder;
     (iv) to determine the number of Shares of Common Stock to be covered by each such award granted hereunder; provided, however, that no Optionee who is a “covered employee” as defined in Code Section 162(m)(3) shall receive in any one fiscal year of the Company grants of Options and Stock Appreciation Rights with respect to more than the initial number of shares subject to the Plan, as set forth in Section 3;
     (v) to approve forms of agreement for use under the Plan;
     (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion) which shall be set forth in a written award document or agreement approved by the Administrator;
     (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;
     (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period) in accordance with Section 15(a) below;
     (ix) to reduce the exercise price of any Option or Stock Appreciation Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Appreciation Right shall have declined since the date the Option was granted. Any such reduction in exercise price shall be subject to the requirements of section 8(a) below as if a new option were granted, and shall be treated as the granting of additional options for purposes of the share limitation set forth in section 4(b)(iv) above; and
     (x) to determine the terms and restrictions applicable to Restricted Stock, Deferred Stock, and Dividend Equivalents.
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 5 of 16

     (c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.
     5. Eligibility.
     (a) Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Deferred Stock, Dividend Equivalents and Restricted Stock may be granted to Employees, Consultants and Non-Employee Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Non-Employee Director who has been granted an Option or other awards may, if he is otherwise eligible, be granted an additional Option or Options or other awards.
     (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000 (whether due to acceleration of exercisability, miscalculation or error), such excess Options shall be treated as Nonstatutory Stock Options. In the event that only a portion of the options granted at the same time can be applied to the $100,000 limit, the Company shall issue separate share certificate(s) for such number of shares as does not exceed the $100,000 limit, and shall designate such shares as Incentive Stock Options stock in its share transfer records.
     (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
     (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment or consulting relationship at any time, with or without cause.
     6. Term of Plan. Subject to any applicable law, the Plan shall continue in effect until terminated pursuant to Section 19; provided, however, that no grants of Incentive Stock Options shall be made under the Plan following the expiration of ten years from the original effective date of the Plan.
     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 6 of 16

     8. Option Exercise Price and Consideration.
     (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:
     (i) In the case of an Incentive Stock Option
     (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
     (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
     (ii) In the case of a Nonstatutory Stock Option granted to any person, the per Share exercise price shall be determined by the Administrator.
     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) if acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender or, if not acquired upon exercise of an Option, were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.
     9. Exercise of Option.
     (a) Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.
     An Option may not be exercised for a fraction of a Share.
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 7 of 16

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.
     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
     (b) Termination of Employment. In the event of termination of an Optionee’s consulting relationship, Continuous Status as an Employee or status as a Non-Employee Director of the Company, such Optionee may, subject to Section 9(g) below, exercise vested Options that are not Incentive Stock Options to the extent and subject to the provisions set out in Optionee’s Notice of Grant and Stock Option Agreement. In the case of an Incentive Stock Option, such Option may be exercised only within sixty (60) days (or such other period of time as is determined by the Administrator, with such determination being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), and only to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise an Incentive Stock Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled under the Option Agreement within the time specified herein, the Option shall terminate.
     (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the case of an Incentive Stock Option, in the event of termination of an Optionee’s Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise an Incentive Stock Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise an Incentive Stock Option at the date of termination, or if Optionee does not exercise such Incentive Stock Option to the extent so entitled within the time specified herein, the Incentive Stock Option shall terminate. However, the twelve (12) month limitation set out in this paragraph shall not apply to limit the exercise period set out in the Stock Option Agreement in the case of any Nonstatutory Stock Option.
     (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, according to its terms, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested at the
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 8 of 16

date of death. To the extent the Option was unvested at the date of death, such unvested portion of the Option shall terminate.
     (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
     (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
     (g) Termination for Cause. Notwithstanding subsections (b), (c) and (d) of this Section 9, any Optionee whose consulting relationship, Continuous Status as an Employee or status as a Non-Employee Director is terminated by the Company for Cause shall forfeit all Options granted under this Plan, whether or not vested. For purposes of this Plan, an Optionee shall be deemed to have been terminated for Cause if the Optionee commits an act of gross negligence or willful misconduct, including, but not limited to, a dereliction of duty or the committing of and conviction for a crime involving breach of fiduciary duty to an employer, a felony or a crime involving moral turpitude.
     (h) Reload Options. In the event a person who is an employee of the Company or a Subsidiary shall exercise an Option (the “Original Option”) by paying all or a portion of the Exercise Price of the shares of Common Stock subject to the Original Option by tendering to the Company shares of Common Stock owned by such person, an Option to purchase the number of shares of Common Stock used for such purpose by the employee (the “Reload Option”) shall be granted to the employee as of the exercise date; provided that a Reload Option has been granted to such Optionee with respect to such Option, as evidenced in his written option agreement. The Reload Option may be exercised at any time during the term of the Original Option, under such terms and conditions, and subject to such limitations, if any, as may be placed on such exercisability in the Agreement.
     10. Vesting of Options in Certain Events.
     (a) If the Company undergoes a Change of Control, then all of the outstanding Options held by any Optionee, whether or not such Options are vested at such time, shall become vested and exercisable, effective the day immediately prior to such Change of Control. For purposes of the preceding sentence, a “Change of Control” shall have occurred if the Company is merged, consolidated, or reorganized into or with another person, entity, or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity, or group of entities under common control and as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction.
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 9 of 16

     (b) The Administrator shall, with respect to any participant under the Plan who has a Severance Agreement with the Company, and in its discretion may, with respect to any other participant under the Plan, include provisions similar to (a) above in the terms of an award of Stock Purchase Rights, Stock Appreciation Rights, Restricted Stock, Deferred Stock, or Dividend Equivalents hereunder.
     11. Non-transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by Will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.
     Notwithstanding the foregoing, Nonstatutory Options granted hereunder shall, with respect to any Participant under the Plan who has a Severance Agreement with the Company, and may in the discretion of the Administrator, with respect to any other participant, be granted on terms that permit transfer without consideration of such Nonstatutory Options by Optionee to:
     (i) the spouse, children or grandchildren of the Optionee;
     (ii) a trust or Uniform Gifts to Minors Act custodial account for the exclusive benefit of the child(ren) or grandchild(ren) of the Optionee; or
     (iii) a partnership or other entity in which the Optionee’s spouse, children and/or grandchildren are the only partners, and permit the pledge of such Nonstatutory Stock Options by an Optionee to the Company or a third party, as security for indebtedness, provided that (A) the stock option agreement pursuant to which such Nonstatutory Options are granted must be approved by the Administrator, and must, except with respect to agreements with any Participant under the Plan who has a Severance Agreement with the Company, expressly provide for transferability in a manner consistent with this Section, and (B) subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of each Agreement and Section 9 hereof the term “Optionee” shall be deemed to refer to the transferee (however, the events of termination of employment specified in Sections 9(b), (c) or (d) hereof shall continue to be applied with respect to the original Optionee). Except as set forth above, Options may not be transferred except by will or the laws of descent and distribution.
     12. Stock Purchase Rights.
     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall be determined by the Administrator), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 10 of 16

Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as “Restricted Stock”.
     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.
     (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.
     (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.
     13. Stock Appreciation Rights.
     The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:
     (a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or, in the case of a grant other than a Performance Based Grant, such other price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.
     (b) Grant. A Stock Appreciation Right may be granted separately, or in tandem with Options or other rights hereunder, whereby the exercise of one such Award affects the right to exercise the other, subject to limitation under Code Section 422 with respect to Incentive Stock Options.
     (c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, except that in no event shall a Stock Appreciation Right be exercisable prior to the first Anniversary Date of the date of grant. The Committee shall establish procedures to provide that, with respect to any Participant subject to Section 16(b) of the Exchange Act who would receive cash in whole or in part upon exercise of the Stock Appreciation Right, such exercise may only occur during an exercise period beginning on the third business day following the Company’s public release of quarterly or annual summary
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 11 of 16

statements of sales and earnings and ending on the last day of the month following the month in which such public release occurred or during such other period as the Administrator may provide. To the extent it is not inconsistent with the preceding sentence, the Committee, in its discretion, may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates, or that a Stock Appreciation Right may be exercised during only limited time periods.
     (d) Form of Payment. Payment to the Participant upon exercise of a Stock Appreciation Right may be made (i) in cash, by certified or cashier’s check or by money order, (ii) in shares of Common Stock, (iii) in the form of a Deferred Compensation Stock Option, or (iv) any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, or with respect to payments contemplated in clauses (i) and (ii) above, at the time of the exercise.
     14. Restricted Stock.
     Restricted Stock Grants may be made to Employees, Non-Employee Directors and Consultants under the Plan. Restricted Stock Grants shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:
     (a) Restricted Stock Grants. A Restricted Stock Grant is an award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Administrator deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of the units as set forth in (c) below. Further, as a condition to the grant of Restricted Stock to any Participant who, at the date of grant has not been employed by the Company and has not performed services for the Company, the Administrator shall require such Participant to pay at least an amount equal to the par value of the shares of Common Stock subject to the Restricted Stock Grant within 30 days of the date of the grant, and failure to pay such amount shall result in an automatic termination of the Restricted Stock Grant.
     (b) Grant of Awards. Restricted Stock Grants shall be granted under the Plan in such form and on such terms and conditions as the Administrator may from time to time approve. Subject to the terms of the Plan, the Administrator shall determine the number of Restricted Stock Grants to be granted to a Participant and the Administrator may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of the shares of Common Stock. The certificate shall be registered in the name of the Participant, shall be accompanied by a stock power duly executed by the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.
     (c) Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in the Awards, the Participant must continuously provide services for the Company or its Subsidiaries, subject to relief for specified reasons established by the Administrator in the terms of
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 12 of 16

the grant, such as disability or a Change of Control, for a period commencing on the date of the Award and ending on such later date or dates as the Administrator may designate at the time of the Award, provided that the Administrator determines that such period is adequate to result in a substantial risk of forfeiture under Code Section 83(a) (“Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Administrator, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or the applicable portion thereof, as the case may be.
     (d) Rights as a Shareholder. Except as provided above, a Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.
     15. Other Equity Based Rights.
     (a) Deferred Stock. The Administrator is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:
     (i) Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Deferred Stock by the Administrator (or, if permitted by the Administrator, as elected by the Participant). Prior to delivery of the Deferred Stock, the Participant shall not have any of the rights of a Shareholder and shall have the status of an unsecured creditor having the Company’s mere contractual obligation to deliver Shares at a later date. In addition, Deferred Stock shall be subject to such restrictions as the Administrator may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Administrator shall determine.
     (ii) Forfeiture. Except as otherwise determined by the Administrator, upon termination of employment (as determined under criteria established by the Administrator) during the applicable deferral period or portion thereof (as provided in the Award Agreement evidencing Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes.
     (iii) Deferred Stock awards shall be made only if the Administrator determines that any applicable requirements of the Code (pertaining to deferral of taxation), the Employee Retirement Income Security Act of 1974, as amended, Rule 16b-3, and other
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 13 of 16

pertinent statutes, rules and regulations have been complied with, and such awards shall be subject to all additional terms, conditions and restrictions necessary to comply therewith.
     (b) Dividend Equivalents. The Administrator is authorized to grant Dividend Equivalents to Participants. The Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.
     16. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).
     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:
     (a) the election must be made on or prior to the applicable Tax Date;
     (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;
     (c) all elections shall be subject to the consent or disapproval of the Administrator;
     (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
     In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.
     17. Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 14 of 16

shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
     In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of such assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.
     18. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee, Consultant or Non- Employee Director to whom an Option is so granted within a reasonable time after the date of such grant.
     19. Amendment and Termination of the Plan.
     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the material rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply [with Rule 16b-3 under the Exchange Act or] with Sections 162(m) or 422 of the Code (or any other applicable law or regulation, including the requirements of the NYSE or other established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.
     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.
     20. Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan — Page 15 of 16

shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. To the extent required under Code Section 162(m)(4)(C), Performance Based Grants made hereunder with respect to any “covered employee” are subject to stockholder approval of material provisions of the Plan.
     21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     22. Agreements. Options, Stock Purchase Rights, Stock Appreciation Rights, Deferred Stock, Restricted Stock and Dividend Equivalents shall be evidenced by written agreements or award documents in such form as the Administrator shall approve from time to time.
Exhibit “B”
Affiliated Computer Services, Inc.
1997 Stock Incentive Plan – Page 16 of 16